EXHIBIT 10.16.1

[*] = CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NUMBER 1

To the Development and Supply Agreement dated December 28, 2001 (the Agreement) between Abbott Laboratories (“Abbott”) and InterMune, Inc. (“InterMune”).

Abbott and InterMune agree to amend the Agreement as follows:

1. The parties agree to amend the scope of the project as set forth in Exhibit C of the Agreement. Exhibit C of the Agreement shall be amended to include the work set forth on Attachment A hereto.

2. Section 5.1(b) is deleted in its entirety and replaced with the following:

The remainder of the Fee will be invoiced and paid according to the annual payment schedule in Exhibit C. [*] installments of the Research and Development Fee shall be paid within [*] of the receipt of each [*] Abbott invoice for the amount due. Invoices shall precede, [*] from the previous [*].

3. Section 8.3(b) is deleted in its entirety and replaced with the following:

Quality Assurance. Within [*] after the date of the signing of this Agreement, representatives of the parties’ Quality Assurance departments shall meet to develop and approve a quality agreement (“Quality Agreement”) outlining the responsibilities and key contacts for quality and compliance related issues. Items to be included in the Quality Agreement include, but are not limited to recalls, annual product reviews, returned goods, regulatory audits, compliance with cGMP, compliance with such other quality related concerns deemed appropriate.

Capitalized terms used herein and not otherwise defined shall have the same meaning as under the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Except as specifically set forth above, all other terms and conditions of the Agreement shall remain in full force and effect.

INTERMUNE, INC.		ABBOTT LABORATORIES

By:	/s/ PETER VAN VLASSELAER	By:	/s/ CHARLES T. MITCHELL
	Peter Van Vlasselaer		Charles T. Mitchell
Title:	Sr. VP. Tech Ops	Title:	GM, Pharma
Date:	4/26/02	Date:	April 25, 2002

Attachment A

ADDITIONAL ACTIVITIES AND FEES

Scope Change 2A:

Characterization of Lilly Strain A82846-UV37-B

[*]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.